ezVoteSM Consolidated Proxy Card

This form is your EzVote Consolidated Proxy. It reflects all of your accounts registered to the same Social Security or Tax I.D. number at this address. By voting and signing the Consolidated Proxy Card, you are voting all of these accounts in the same manner as indicated on the reverse side of the form. If you use the Consolidated Proxy Card, you do not need to complete the individual ballot card below.

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS To be held Tuesday, August 15, 2006

The undersigned, revoking prior proxies, hereby appoints Amy L. Domini, Adam M. Kanzer, Carole M. Laible, and Steven D. Lydenberg, and each of them, proxies with several powers of substitution, to vote for the undersigned at the Special Meeting of Shareholders on August 15, 2006, as set forth on the reverse side of this proxy card, or at any adjournment thereof, upon the following matter, as described in the Notice of Special Meeting and accompanying Proxy Statement, which have been received by the undersigned.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. All Proposals on this proxy card have been proposed by the Board of Trustees. If no direction is given as to the Proposals, this proxy will be voted “FOR” the Proposals. The proxy will be voted in accordance with the holder’s best judgment as to any other matters.

Date __________________, 2006

Signature(s)/Title(s) (if required) (Sign in the Box)

Note: Please sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. Corporate proxies should be signed by an authorized officer. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.

IF VOTING THE CONSOLIDATED PROXY CARD DO NOT SIGN, DATE OR RETURN THE INDIVIDUAL BALLOTS

THREE EASY WAYS TO VOTE YOUR PROXY.

TO VOTE BY TELEPHONE 1) Read the Proxy Statement and have the Consolidated Proxy Card at hand. 2) Call 1-888-221-0697. 3) Follow the simple instructions	TO VOTE BY INTERNET 1) Read the Proxy Statement and have the Consolidated Proxy Card at hand. 2) Go to w ww.proxyweb.com/domini. 3) Follow the on-line instructions.	TO VOTE BY MAIL 1) Read the Proxy Statement. 2) Check the appropriate box on the reverse side of this Proxy Card. 3) Sign and date the Proxy Card. 4) Return the Proxy Card in the envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

IF YOU HAVE VOTED THE CONSOLIDATED PROXY CARD ABOVE, DO NOT VOTE THE INDIVIDUAL BALLOTS ON THE REVERSE SIDE AND ANY ACCOMPANYING PAGES.

INDIVIDUAL BALLOTS

On the reverse side of this form (and on accompanying pages, if necessary) you will find individual ballots, one for each of your accounts. If you would wish to vote each of these accounts separately, sign in the signature box below, mark each individual ballot to indicate your vote, detach the form at the perforation above and return the individual ballots portion only.

NOTE: If you choose to vote each account separately, do not return the Consolidated Proxy Card above.

Date __________________ , 2006

Signature(s)/Title(s) (if required) (Sign in the Box)

Note: Please sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. Corporate proxies should be signed by an authorized officer. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.

	Please fill in box(es) as shown using black or blue ink or number 2 pencil. X
	PLEASE DO NOT USE FINE POINT PENS.

Please review the Proposals listed below carefully.

The Joint Board of Trustees of the Funds unanimously recommends that you vote FOR each of the
Proposals.

Proposal 1. To elect a Board of Trustees for each Fund (all shareholders)

	(01) Amy L. Domini	(05) Karen Paul	FOR	WITHHOLD	FOR ALL
	(02) Julia Elizabeth Harris	(06) Gregory A. Ratliff	ALL	ALL	EXCEPT*
	(03) Kirsten S. Moy	(07) John L. Shields
	(04) William C. Osborn		0	0	0

(Instruction: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s)
on the line below.)

			FOR	AGAINST	ABSTAIN

Proposal 2.	To approve a new Management Agreement with Domini Social Investments LLC (shareholders of the		0	0	0
	Domini Social Equity Fund only)

Proposal 3.	To approve a Submanagement Agreement with Wellington Management Company, LLP (shareholders of the Domini Social Equity Fund only)		0	0	0

Proposal 4.	To authorize the Trustees of each Fund to select and change submanagers and enter into submanagement agreements without the approval of shareholders (all shareholders)		0	0	0

IF VOTING THE CONSOLIDATED PROXY CARD DO NOT SIGN, DATE OR RETURN THE INDIVIDUAL BALLOTS BELOW
INDIVIDUAL BALLOTS
NOTE: IF YOU HAVE USED THE CONSOLIDATED BALLOT ABOVE, DO NOT VOTE THE INDIVIDUAL BALLOTS BELOW.

DOMINI SOCIAL EQUITY FUND
1.	To elect a Board of Trustees
		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

		0	0	0
	*Except ____________________________
		FOR	AGAINST	ABSTAIN
2.	Approve a new Management Agreement with Domini Social Investments LLC	0	0	0
3.	Approve a Submanagement Agreement with Wellington Management Company, LLP	0	0	0
4.	Auth. TTEES to select & change sub- mgrs & enter submanagement agreements	0	0	0

DOMINI SOCIAL BOND FUND
1.	To elect a Board of Trustees
	(See Nominee list on consolidated ballot.)	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

		0	0	0
	*Except ____________________________
		FOR	AGAINST	ABSTAIN
2.	NOT APPLICABLE	0	0	0
3.	NOT APPLICABLE	0	0	0
4.	Auth. TTEES to select & change sub- mgrs & enter submanagement agreements	0	0	0

DOMINI EUROPEAN SOCIAL EQUITY FUND
1.	To elect a Board of Trustees
	(See Nominee list on consolidated ballot.)	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

		0	0	0
	*Except ____________________________
		FOR	AGAINST	ABSTAIN
2.	NOT APPLICABLE	0	0	0
3.	NOT APPLICABLE	0	0	0
4.	Auth. TTEES to select & change sub- mgrs & enter submanagement agreements	0	0	0